UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: May 22, 2006
(Date of earliest event reported)
COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard
Suite 101
Tampa, Florida	33607

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 288-4808
204 South Hoover Boulevard, Suite 200, Tampa, Florida 33609

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 22, 2006, Comprehensive Care Corporation’s (the “Company”) principal operating subsidiary, Comprehensive Behavioral Care, Inc. (“CBC”), entered into a sublease agreement (the “Lease”) with AT&T Corporation (the “Sub-landlord”) for premises located at 3405 West Dr. Martin Luther King Jr. Blvd., Suite 101, Tampa, Florida 33607 (the “Leased Premises”). The Leased Premises will be occupied by both CBC and the Company and will serve as the new principal business and executive offices of both CBC and the Company. CBC is the principal lessee under the Lease.
The Leased Premises consists of approximately 16,614 rentable square feet. The Lease is for a term of 2 years and 7 months, which term commences on or about June 1, 2006 (the “Lease Term”), and provides for a base rent of $20,421.58 per month for the first 15 months of the Lease Term, with intervening escalations during each successive 12-month period under the Lease Term, and with a final monthly rental of $21,805.88. The first three full months of rent have been waived pursuant to the Lease. The base rent is subject to adjustment for additional rent equal to the Company’s proportionate share of the Sub-landlord’s operating expenses. In connection with its leasing of the Leased Premises, the Company is required to post a lease security deposit with the Landlord in the amount of $40,842.75. The Landlord has granted the Company an allowance not to exceed $99,684.00 for the Company’s moving costs and expenses incurred in connection with or associated with construction and other costs, fees and expenses in preparing the Leased Premises for the Company’s occupancy.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include, but are not limited to, changes in local, regional, and national economic and political conditions, the effect of governmental regulation, competitive market conditions, varying trends in member utilization, our ability to manage healthcare operating expenses, the profitability of our capitated contracts, cost of care, seasonality, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION
By:	/s/ Robert J. Landis
	Name:	Robert J. Landis
	Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: May 26, 2006

EXHIBIT INDEX

Exhibit	Description
10.1*	Sublease Agreement between Comprehensive Behavioral Care, Inc. and AT&T Corporation, dated May 22, 2006.

*	Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.